                       TRUMP HOTELS & CASINO RESORTS, INC.
                  TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.
                                 2500 Boardwalk
                         Atlantic City, New Jersey 08401



                                                              January 20, 1997



Colony Capital, Inc.
1999 Avenue of the Stars
Suite 1200
Los Angeles, CA 90067


Ladies and Gentlemen:

         This letter is intended to summarize our discussions to date with respect to a series of transactions (collectively, the "Transaction") proposed to be entered into among (i) an institutional fund (or an affiliate thereof) for which Colony Capital, Inc. acts as the investment advisor ("Colony"), (ii) Trump Hotels & Casino Resorts, Inc. ("THCR"), a Delaware corporation, and (iii) Trump's Castle Associates, L.P. ("TCA"), a New Jersey limited partnership which is wholly owned by Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings") and which owns and operates the Trump's Castle Hotel and Casino Resort in Atlantic City, New Jersey (the "Casino-Hotel").

         1. Transaction. (a) Subject to the fulfillment of the terms and conditions set forth herein and in the Annexes attached hereto, the parties will cause the following simultaneous transactions to occur:

                      (i) THCR Holdings will cause to be sold to Colony (or an entity formed by it for purposes of the Transaction) (the "Purchaser"), and the Purchaser shall purchase, free and clear of any liens and encumbrances, for an aggregate cash purchase price of $125,000,000 payable on the closing of the Transaction (the "Closing"), (A) preferred equity of TCA and its general partner or an entity formed by THCR Holdings to hold 100% of the outstanding equity interests in such entities (collectively, the "Issuer"), designated as Series A Cumulative Preferred Equity (the "Series A Preferred") having an aggregate initial liquidation value (or its equivalent) equal to $62,500,000 and having the terms set forth on Annex A to this letter,
         (B) preferred equity of the Issuer designated as Series B Exchangeable

         Cumulative Preferred Equity (the "Series B Preferred") having an aggregate initial liquidation value (or its equivalent) equal to $62,500,000 and having the terms set forth on Annex B to this letter and (C) common equity (the "Common Equity") of the Issuer initially representing, in the aggregate, 51% of the outstanding common equity interests in the Issuer and having the terms set forth on Annex C hereto (the Series A Preferred, Series B Preferred and Common Equity are collectively referred to herein as the "Securities");

                      (ii) with the issuance of the Securities, subject to the terms and provisions of the Definitive Agreements (as defined below), THCR will issue to the Purchaser warrants to purchase an aggregate of 2,000,000 shares of Common Stock, par value $.01 per share (the "THCR Common Stock"), of THCR (the "THCR Warrant") having the terms set forth on Annex D hereto;

                      (iii) THCR Holdings shall surrender for cancellation all Increasing Rate Subordinated Pay-in-Kind Notes due 2005 (the "Castle PIK Notes") of Trump's Castle Funding, Inc. beneficially owned by THCR Holdings for no consideration; and

                      (iv) the Purchaser and THCR Holdings shall enter into a stockholders agreement (the "Stockholders Agreement") having the terms set forth in Annex E hereto.

         (b) The Transaction will occur on the date (the "Closing Date") the conditions set forth in the Definitive Agreements shall have been satisfied.

         2. Definitive Agreements. Promptly following the date hereof, the parties will negotiate in good faith mutually satisfactory definitive agreements and related documents with respect to the Transaction (the "Definitive Agreements"), including a securities purchase agreement having the terms set forth in Annex F hereto (the "Purchase Agreement"), certificates of designation for the Series A and Series B Preferred, the THCR Warrants, the Stockholders Agreement, appropriate governing documents for the Issuer and such other documents and agreements as may be necessary to implement the Transaction on the terms described herein and in the Annexes hereto. In connection therewith, the parties hereto acknowledge that the form of the Transaction may be modified to achieve the most efficient tax, accounting, ERISA and legal structure as the parties hereto shall reasonably deem to be appropriate.

         3. Conditions to the Transaction. Consummation of the Transaction will be subject to the fulfillment of the following conditions:

                  (a) the negotiation and execution of mutually acceptable Definitive Agreements;

                  (b) the receipt by each of the parties hereto (and their respective affiliates) of all licenses, approvals and qualifications required by the New Jersey Casino Control Commission and the New Jersey Division of Gaming Enforcement with respect to the Transaction;

                  (c) the receipt by THCR Holdings, on terms acceptable to it, of any consents required from the holders of its public indebtedness for the consummation of the Transaction; provided, however, that if any of such terms adversely impact TCA or the Issuer, such terms shall also be acceptable to the Purchaser;

                  (d) the receipt by TCA, on terms acceptable to the parties hereto, of any consents required from the holders of its indebtedness for the consummation of the Transaction;

                  (e) the approval by each of the Board of Directors of THCR and ColonyGP II, Inc. (which is under common control with Colony Capital, Inc.) of the final terms of the Definitive Agreements; and

                  (f) the satisfaction of each of the other conditions to Closing that may be contained in the Definitive Agreements.

         4. Confidentiality; Press Releases; Information. (a) The parties shall hold all information and documents received from any other party in connection with the Transaction (the "Information") in strict confidence, except Information otherwise available to the public or required to be disclosed by law, legal process or any regulatory authority; provided, however, that Information may be given to the affiliates, partners, attorneys, accountants and financial advisors and sources of the parties, all of whom shall maintain the confidentiality of the Information as set forth in this paragraph 4. In the event the Transaction is not consummated, all Information in written form shall be returned to the party originally delivering it; and oral Information shall continue to be subject to the terms of this paragraph 4. For the purposes of this letter and unless and until the parties execute and deliver the Definitive Agreements, the term "Information" shall also include the status of negotiations among the parties with respect to the Transaction.

         (b) In the event that a party is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, it shall notify the other parties promptly so that the other parties may seek a protective order or other appropriate remedy or, in their sole discretion, waive compliance with the terms of this paragraph 4. In the event that no such protective order or other remedy is obtained, or that compliance is waived, the party disclosing the Information shall furnish only that portion of the Information which under the advice of counsel is legally required to be disclosed and shall exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to such Information.

         (c) Upon the execution of this letter, THCR shall issue a press release with respect to the Transaction in the form attached hereto as Exhibit A.

         (d) The Issuer, TCA, THCR, THCR Holdings and the Purchaser will provide each other with reasonable access to its books and records relevant to the completion of the Transaction, subject to the confidentiality provisions set forth herein.

         5. No Binding Agreement; Further Agreements. (a) This letter sets forth the mutual intentions and understandings of the parties with respect to the Transaction, but does not contain all matters upon which an agreement must be reached in order for the Transaction to be consummated. A binding commitment with respect to the Transaction will result only from the execution and delivery of the Definitive Agreements, subject to the terms and conditions expressed therein.

         (b) Neither this letter nor any past or future conduct of the parties, their affiliates, agents or representatives, with respect to the matters contemplated hereby (other than the execution and delivery of the Definitive Agreements), shall be deemed to constitute a binding or enforceable agreement, express or implied, for the Transaction or any other transaction, or an offer which, if accepted, could become binding or enforceable. Except with respect to any provision hereof which is specifically identified as being binding on the parties, the parties agree not to institute or maintain any claims or proceedings which seek to establish, or which are otherwise based upon an assertion, that any such contractual relationship exists, other than pursuant to the Definitive Agreements, if negotiated, executed and delivered by the parties.

         (c) Notwithstanding the two preceding subparagraphs, paragraphs 4 through 10 hereof, inclusive, are intended to and will constitute the binding agreements of the parties with respect to the matters set forth therein.

         6. Alternative Transaction. (a) THCR and THCR Holdings agree that, if prior to a Termination Event (as defined below) THCR, THCR Holdings or TCA enters into active negotiations with another party with respect to a substantially similar or superior financial transaction as compared to the Transaction, which negotiations result, within nine months from the date hereof, in THCR, THCR Holdings or TCA, directly or indirectly, consummating or executing an agreement or letter of intent with respect to an

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Alternative Transaction (as defined below), THCR shall (i) issue and deliver the
THCR Warrant to the Purchaser, for a consideration of $10.00, within ten days from the date of the consummation of such Alternative Transaction and (ii) reimburse the Purchaser for its reasonable out-of-pocket expenses (including fees and expenses of its counsel) incurred by the Purchaser in connection with the Transaction in an amount not to exceed $325,000.

         (b)  As used herein:

                      (i) a "Termination Event" shall mean any of the following:
         (A) prior to the execution and delivery of the Definitive Agreements, the Purchaser (x) upon an inquiry from the Issuer, shall have failed to provide reasonable assurances that the Purchaser had not abandoned the Transaction or (y) otherwise shall have ceased to pursue diligently the Transaction; (B) the Definitive Agreements shall have been terminated pursuant to their terms by THCR Holdings as a result of a breach by the Purchaser of any of the terms thereof; (C) the inability of the Purchaser (and its affiliates) to obtain any licenses, approvals and authorizations required to be obtained on its (or their) part with respect to the Transaction by the termination date set forth in the Definitive Agreements; or (D) the Definitive Agreements shall not have been entered into by April 15, 1997, unless such failure shall have resulted from THCR Holdings' failure to negotiate the Definitive Agreements in good faith; and

                      (ii) an "Alternative Transaction" shall mean (A) the sale of all or a majority interest in the Casino-Hotel or THCR Holding's equity interest therein or (B) a significant refinancing or recapitalization with respect to the capital structure of TCA, that, in either case, is a transaction which the Board of Directors of THCR has concluded, in the good faith exercise of its fiduciary duties, represents a superior or substantially similar financial transaction to the public stockholders of THCR as compared to the Transaction.

         7. Termination. This Letter of Intent shall terminate and be of no force and effect on the earlier of (a) April 15, 1997 (unless extended by a writing executed by the parties), (b) the execution and delivery of the Definitive Agreements or (c) the execution by THCR or its affiliates of a binding agreement with respect to an Alternative Transaction, except that the provisions of paragraphs 4, 5, 6, 8, 9 and 10 hereof shall survive any of such termination.

         8. Expenses. Except as otherwise provided in paragraph 6 hereof, each party will bear its own expenses in connection with this letter, the Definitive Agreements and the transactions contemplated hereby and thereby.

         9. Governing Law. This letter shall be governed by and construed in accordance with the laws of state of New York without giving effect to conflict of law principles thereof.

         10. Counterparts. This letter may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If you are in agreement with the foregoing terms, please indicate your intention to proceed with the Transaction, subject to the terms of this Letter of Intent, by executing the enclosed copies of this Letter of Intent and returning one of such executed copies to us.

                                    Very truly yours,


                                    TRUMP HOTELS & CASINO RESORTS, INC.


                                    By:     /s/ Nicholas L. Ribis
                                        Name:   Nicholas L. Ribis
                                        Title:  President and Chief
                                                Executive Officer
                                            (As to paragraph 6 only)


                                    TRUMP HOTELS & CASINO RESORTS,
                                    HOLDINGS, L.P.
                                    By: Trump Hotels & Casino Resorts,
                                        Inc., its general partner


                                    By:    /s/  Nicholas L. Ribis
                                        Name:   Nicholas L. Ribis
                                        Title:  President and Chief
                                                Executive Officer




ACCEPTED AND AGREED TO
AS OF THE DATE HEREOF:


COLONY CAPITAL, INC.


By:/s/ W. L. Rogers
     Name: W. L. Rogers
     Title: Principal

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                                                                         ANNEX A
                                                                         -------



                      Series A Cumulative Preferred Equity

                                Summary of Terms


Issuer:                      The Issuer.


Issue Date:                  The Closing Date.


Issue:                       Series A Cumulative Preferred Equity.


Interests/Liquidation        Interests having an aggregate initial liquidation
Preference:                  value (or its equivalent) of $62,500,000.


Ranking: The dividends/distributions and liquidation preference on the Series A Preferred will rank senior to the Series B Preferred and the Common Equity.


Dividends/                  At the rate per annum of 15% of the liquidation
Distributions:              preference of the Series A Preferred, payable
                            semi-annually commencing on the six-month anniversary of the Closing Date. At the option of the Issuer, semi-annual dividends may be paid in cash or may accumulate and compound semi-annually.


Optional Redemption:        The Series A Preferred will be redeemable, at the
                            option of THCR or the Issuer, in whole but not in part, on not less than 20 days prior written notice to the holders, until the expiration of four years from the Closing Date, at the redemption prices specified below. A redemption of the Series A
                            Preferred must be accompanied by a simultaneous redemption of the Series B Preferred. The redemption price will equal a price which provides the holder with an annually compounded rate of return (based on the original purchase price of the Series A
                            Preferred) equal to 25%; provided, however, that if the redemption occurs within 18 months of the date of issuance, the redemption price will be increased to an amount which represents a nominal profit for the Series A Preferred equal to $25,000,000. After the fourth anniversary of the date of issuance and until the mandatory redemption date, the Series A
                            Preferred will not be redeemable by the Issuer. Upon any optional redemption of Series A Preferred in accordance with this paragraph, the holder will cause to be surrendered to the Issuer, for no additional consideration, all Common Equity
                            (including any additional Common Equity issued with respect thereto as set forth on Annex C) issued pursuant to the terms of the Transaction.


Mandatory Redemption:       On the eighth anniversary of the date of issuance.


Exchange Rights:            None.


Voting Rights:              None, except as provided in the Covenants paragraph
                            in this Annex A.

Transferability:            Transfers of any Series A Preferred will be subject
                            to the provisions of the Stockholders Agreement described on Annex E of the letter agreement to which this Annex is attached.


Warrants:                   The Series A Preferred will be issued with warrants
                            to purchase an aggregate of 1,000,000 shares of THCR
                            Common Stock (subject to anti-dilution provisions to be agreed by the parties) on the terms described in Annex D to the letter agreement to which this Annex is attached.


Covenants:                  The issuance of any series of preferred equity of
                            the Issuer ranking senior to the Series A Preferred will require a vote of the holders of two-thirds in aggregate liquidation preference of the Series A
                            Preferred outstanding; and other customary covenants.

                                                                         ANNEX B



                Series B Exchangeable Cumulative Preferred Equity

                                Summary of Terms


Issuer:                      The Issuer.


Issue Date:                  The Closing Date.


Issue:                       Series B Cumulative Exchangeable Preferred Equity.


Interests/Liquidation        Interests having an aggregate initial liquidation
Preference:                  value (or its equivalent) of $62,500,000.



Ranking: The dividends/distributions and liquidation preference on the Series B Preferred will rank junior to the Series A Preferred and senior to the Common Equity.


Dividends/Distributions:     At the rate per annum of 15% of the liquidation
                             preference of the Series B Preferred, payable semi-annually commencing on the six-month anniversary of the Closing Date. At the option of the Issuer, semi-annual dividends may be paid in cash or may accumulate and compound semi-annually.

Optional Redemption:        The Series B Preferred will be redeemable, at the
                            option of THCR or the Issuer, in whole but not in part, on not less than 20 days prior written notice to the holders, until the expiration of four years from the Closing Date, at the redemption prices specified below. A redemption of the Series B
                            Preferred must be accompanied by a simultaneous redemption of the Series A Preferred. The redemption price will equal a price which provides the holder with an annually compounded rate of return (based on the original purchase price of the Series B
                            Preferred) equal to 25%; provided, however, that if the redemption occurs within 18 months of the date of issuance, the redemption price will be increased to an amount which represents a nominal profit for the Series B Preferred, equal to $25,000,000. After the fourth anniversary of the date of issuance and until the mandatory redemption date, the Series B
                            Preferred will not be redeemable by the Issuer. Upon any optional redemption of Series B Preferred in accordance with this paragraph, the holder will cause to be surrendered to the Issuer, for no additional consideration, all Common Equity
                            (including any additional Common Equity issued with respect thereto as set forth on Annex C) issued pursuant to the terms of the Transaction.

Mandatory Redemption:       On the eighth anniversary of the date of issuance.


Exchange Rights:            Holders of Series B Preferred may elect to exchange
                            their interests in the Series B Preferred for shares of THCR Common Stock by giving notice of such election to the Issuer at any time during the 30 day period after the fourth anniversary of the date of issuance. The number of shares of THCR Common Stock issued in such exchange will equal the quotient

                            (rounded to the nearest whole number) obtained by dividing (i) the aggregate liquidation preference of the Series B Preferred being exchanged (including accrued and unpaid dividends/distributions) by (ii) the Current Market Price (as hereafter defined). The "Current Market Price" shall mean the average of the closing prices for the THCR Common Stock on the New York Stock Exchange for the 20 trading day period commencing on the eleventh trading day after the day the notice of exchange is issued. In the event that THCR is required to issue to the holders of the Series B Preferred in all such exchanges effected pursuant to the terms described herein any number of shares of THCR Common Stock in excess of 8,500,000 (subject to anti-dilution provisions to be agreed upon by the parties) (the "Excess Shares"), THCR shall have the option to issue the Excess Shares or, alternatively, cash or a newly issued series of Preferred Stock of THCR having the value of the Excess Shares. The Preferred Stock of THCR shall have such terms as shall be mutually agreed upon by the parties. The shares of THCR Common Stock issued pursuant to the exchange shall be subject to registration rights on terms to be mutually agreed upon by the parties.

Voting Rights:              None.

Transferability:            Transfers of any Series B Preferred will be subject
                            to the provisions of the Stockholders Agreement described on Annex E of the letter agreement to which this Annex is attached.


Warrants:                   The Series B Preferred will be issued with warrants
                            to purchase an aggregate of 1,000,000 shares of THCR
                            Common Stock (subject to anti-dilution provisions to be agreed by the parties) on the terms described in Annex D to the letter agreement to which this Annex is attached.

                                                                         ANNEX C


                                  Common Equity

                                Summary of Terms


Issuer:                     The Issuer.


Issue Date:                 The Closing Date.


Amount of Common Equity:    51% of the outstanding Common Equity as of the date
                            of issuance.


Additional Common Equity:   If EBITDA of the Casino-Hotel is less than $70
                            million for the calendar year ending December 31, 2001, then the Purchaser will receive, in the aggregate, additional Common Equity representing an additional 1% for each $1 million by which EBITDA is less than $70 million; provided, however, that the total Common Equity issued under this provision shall not exceed 19%. "EBITDA" will be computed on the basis set forth in the historical financial statements of TCA, which have been prepared in accordance with GAAP. Such agreement to issue additional Common Equity will terminate upon a sale of the Casino-Hotel or all or substantially all of the equity interests therein, and shall not apply during any year in which THCR Holdings does not have operational authority over the conduct of the business of the Casino-Hotel pursuant to the terms of the Stockholders Agreement.

Voting Power:               51% of outstanding voting power.


Transferability:            Transferability of the Common Equity will be subject
                            to the terms of the Stockholders Agreement.

                                                                         ANNEX D


                                    Warrants

                                Summary of Terms


Issuer:                     THCR.


Number of Warrants:         The Purchaser will receive with the issuance of the
                            Securities on the Closing Date, warrants to purchase an aggregate of 2,000,000 shares of THCR Common
                            Stock.


Exercise Price:             $15.00 per share (subject to anti-dilution
                            provisions to be agreed upon by the parties).


Period of Exercise:         The Warrants will be exercisable on or before the
                            seventh anniversary of the date of issuance.


Registration Rights:        The THCR Warrant and the shares of THCR Common Stock
                            issuable upon the exercise thereof shall have registration rights on terms to be mutually agreed upon by the parties.

                                                                         ANNEX E


                             Stockholders Agreement

                                Summary of Terms


Parties: The Purchaser and THCR Holdings (the "Original Stockholders"), the Issuer and any permitted transferee of the Original Stockholders.

Governance:                 A five member Board of Directors or similar
                            governing body (the "Board"). For as long as the Purchaser and its affiliates hold a majority of the Common Equity, the Purchaser will be entitled to appoint three members of the Board (the "Purchaser
                            Representatives"). For as long as THCR Holdings and its affiliates hold at least 20% of the Common
                            Equity, THCR shall be entitled to appoint two members of the Board (the "THCR Representatives").
                            Board decisions will be by majority vote, except that (i) the approval of the THCR Representatives will be required for the Specified Actions (as defined below), (ii) Trump will be entitled to control the day-to-day operational management of the Casino-Hotel on terms to be set forth in the Stockholders Agreement or a management or similar agreement (and that will be sufficient so as to not trigger a "Change in Control" under the terms of the Castle Indentures) and (iii) subject to the terms of the Definitive Agreements, the THCR Representatives will have the authority to cause the Issuer to redeem the Series A Preferred and Series B Preferred and to obtain any related financing. Donald J. Trump will be appointed the Chairman of the Issuer and Nicholas L. Ribis will be appointed the Chief
                            Executive Officer of the Issuer.


Specified Actions:          A change in the chief executive officer, chief
                            operating officer or chief financial officer of the Casino-Hotel; the issuance of additional equity interests in the Issuer; any material transaction with an affiliate of the Purchaser; the filing of a bankruptcy petition; the incurrence of indebtedness
                            (as shall be determined by the parties in the Definitive Agreements) or contractual restriction that would limit the ability of the Issuer to redeem the Series A Preferred or Series B Preferred. Any sale of the Casino-Hotel substantially as an entirety shall be subject to the receipt by THCR
                            Holdings of a fairness opinion satisfactory to THCR
                            Holdings with respect to the financial terms of such sale.

Transactions with Other     The parties will recognize that certain synergies
THCR Casino Affiliates:     will continue to be present from the affiliated
                            status of the Casino-Hotel and the other casino and hotel properties owned and operated by THCR
                            Holdings. Accordingly, the parties will seek to continue to take advantage of synergistic opportunities (e.g., in purchasing and other areas) in a manner that fairly and equitably allocates opportunities and benefits among the Casino-Hotel and such other properties.

Restrictions on Transfer:   Right of first offer and tag-along and drag-along
                            rights, the terms of which shall be mutually agreed upon by the parties.

                                                                         ANNEX F

                          Securities Purchase Agreement

                                Summary of Terms


Purchase and Sale:          The Purchaser will purchase the Securities for an
                            aggregate cash purchase price equal to $125,000,000.


Use of Proceeds:            Subject to the receipt of the required consents and
                            the terms and provisions of the Definitive
                            Agreements, the proceeds received from the sale of the Securities will be used for the purpose of re-theming the Casino-Hotel with a "Trump Marina" theme, financing an expansion of hotel and gaming space at the Casino-Hotel and, to the extent required and permitted under the Definitive
                            Agreement, funding ongoing working capital needs of TCA.


Representations and         Corporate organization; subsidiaries;
Warranties of THCR/TCA:     capitalization; financial statements; absence of
                            certain changes or events; no conflict or violation;
                            consents and approvals; litigation; taxes; real property; tangible personal property; contracts and leases; compliance with laws; environmental matters;
                            employee benefit plans; brokerage; and other representations customary for transactions of this type.

Representations and         Corporate organization; subsidiaries; no conflict or
Warranties of               violation; consents and approvals; brokerage;
the Purchaser:              sophisticated purchaser; and other representations
                            customary for transactions of this type.

Covenants:                  Conduct of business pending Closing; further
                            assurances; best efforts to obtain licenses and secure consents; confidentiality; and other covenants customary for transactions of this type.


Conditions to Closing of    Representations and warranties correct; compliance
THCR/TCA:                   with agreement; no injunction; third-party consents
                            and approvals obtained; governmental and regulatory approvals; customary opinions of counsel; and other
                            Closing conditions customary for transactions of this type.

Conditions to Closing of    Representations and warranties correct; compliance
the Purchaser:              with agreement; no injunction; third-party consents
                            and approvals obtained; governmental and regulatory approvals; customary opinions of counsel; and other
                            Closing conditions customary for transactions of this type.

Fiduciary Out:              Fiduciary out customary for transactions of this
                            type, subject to the provisions of paragraph 6 of this Letter of Intent.

                                                           EXHIBIT A


                             [Press Release of THCR]